                                                                                                                                               Exhibit 99-B

                    FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL

                            BANKS, TRUST COMPANIES AND OTHER NOMINEES

                                                                      CONECTIV

                                                                 Offer to Exchange
                                                     5.30% Series B Notes Due 2005
                                                                   for any and all
                                                              5.30% Notes Due 2005

To:       Brokers, Dealers, Commercial Banks,
             Trust Companies and Other Nominees:

             Conectiv, a Delaware corporation (the "Company"), is offering, upon and subject to the
terms and conditions set forth in a prospectus dated                     , 2002 (the "Prospectus"), and
the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange
Offer") the Company's 5.30% Series B Notes due 2005 (the "Exchange Notes") for a like principal amount of the issued and outstanding 5.30% Notes due 2005 that were issued by the
Company in a private placement, which closed June 4, 2002 (the "Initial Notes"). The Exchange
Offer is being made in order to satisfy certain obligations of the Company contained in the
Registration Rights Agreement (as defined in the Prospectus).

             We are requesting that you contact your clients for whom you hold the Initial Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold the Initial Notes registered in your name or in the name of your nominee, or who hold the Initial Notes registered in their own names, we are enclosing the following documents:

             1.              Prospectus dated ______ ____, 2002;

             2.              The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

             3.              A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Initial Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the
                              Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

             4.              A form of letter which may be sent to your clients for whose account you hold
                              Initial Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange
                              Offer;

             5.              Guidelines for Certification of Taxpayer Identification Number on Substitute
                              Form W-9; and

             6.              Return envelopes addressed to Wachovia Trust Company, National
                              Association, the Exchange Agent for Initial Notes.

             YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________ ___, 2002, UNLESS
EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). THE INITIAL
NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE
WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

             To participate in the Exchange Offer, a properly completed and duly executed Letter of
Transmittal or an electronic message agreeing to be bound by the Letter of Transmittal properly transmitted through Depository Trust Company's Automated Tender Offer Program for book-
entry transfer, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Initial Notes should be delivered to the Exchange Agent prior to the Expiration Date, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. Also, the tendered Initial Notes must be received by the Exchange Agent, or the tendered Initial Notes must be tendered pursuant to the procedures for book-entry transfer and a book-entry confirmation must be received by the
Exchange Agent, in each case prior to the Expiration Date, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

             If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their certificates for the Initial Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -
Procedures for Tendering Initial Notes - Guaranteed Delivery."

             The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the
Prospectus, the Letter of Transmittal and the related documents to the beneficial owners of the
Initial Notes held by them as nominee or in a fiduciary capacity.

             Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wachovia Trust Company,
National Association, the Exchange Agent for the Initial Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                                            Very truly yours,

                                                                         Conectiv

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures